Exhibit 10.14.1

Sirius International Insurance Group, Ltd.

2018 Omnibus Incentive Plan

Tandem Award Notice

(Common Share Purchase and Performance Share Units)

Holder: [Name of Holder]

You have been awarded the opportunity (i) to purchase fully-vested Common Shares and (ii) to be granted Performance Share Units (the “Award”) with respect to the Common Shares of Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), pursuant to the terms and conditions of the Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (the “Plan”), the Common Share Purchase Award Agreement and the Performance Share Unit Award Agreement (together with this Tandem Award Notice, the “Agreement”).  The Common Share Purchase Award Agreement, the Performance Share Unit Award Agreement and the Plan are attached hereto.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

This Agreement shall be null and void unless you agree to be bound by and execute this Agreement and return it to the Company on or before November 1, 2018.

Grant Date:                                                                                 August 6, 2018.

A.            Common Share Purchase Award

Fully-Vested Common Shares Purchase:	You have been awarded the opportunity to purchase [ ] fully-vested Common Shares (the “Purchased Shares”), subject to adjustment as provided in the Plan.

Purchase Election

To purchase the Purchased Shares, you must elect one of the two purchase options set forth below on or before November 1, 2018.  Subject to Section 4 of the Common Share Purchase Agreement, this election will be irrevocable.

☐                                    Option #1. By checking this box, you agree to purchase all of the Purchased Shares on or before December 31, 2018, for an aggregate amount of $[   ], at

$17.22447 per share and such purchase shall be subject to the Common Share Purchase Award Agreement.

☐                                    Option #2. By checking this box, you agree to purchase the Purchased Shares in accordance with the below terms (all of which shall be subject to the Common Share Purchase Award Agreement):

(a)                                       You shall purchase, between January 1, 2019 and March 31, 2019, one-third (1/3) of the Purchased Shares (representing [   ] Common Shares) for an aggregate amount of $[   ], at $17.22447 per share;

(b)                                       You shall purchase, between January 1, 2020 and March 31, 2020, one-third (1/3) of the Purchased Shares (representing [   ] Common Shares) for an aggregate amount of $[   ], at $18.08569 per share; and

(c)                                        You shall purchase, between January 1, 2021 and March 31, 2021, one-third (1/3) of the Purchased Shares (representing [   ] Common Shares) for an aggregate amount of $[   ], at $19.29141 per share.

If you select this Option #2, but do not satisfy the above purchase conditions in their entirety, you shall forfeit some or all of the Performance Share Units granted in Section B, below.

2.                                      Holding Period

The Purchased Shares shall be fully vested.  However, you agree that you will not sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (whether by operation of law or otherwise) any of the Purchased Shares, until the earlier to occur of the following events: (i) your termination of employment with the Company or (ii) December 31, 2021.

B.            Performance Share Unit Award

Performance Share Units:          You have been awarded a performance share unit award with respect to [   ] Common Shares (the “Performance Share Units”), subject to adjustment as provided in the Plan. As a condition to the vesting of the Performance Share Units, you must separately purchase and hold an aggregate of [   ] Common Shares pursuant to any combination of (i) the Common Share Purchase Award set forth in Section A, (ii) the Sirius Group 2018 Employee Share Purchase Plan and (iii) the private placement offering of Common Shares (or Company securities convertible into Common Shares), in connection with the Company’s merger with and into Easterly Acquisition Corp. (the “Purchase Obligation”). Failure to meet the Purchase Obligation in its entirety will result in your failure to vest in certain Performance Share Units, as noted below. For the avoidance of doubt, any Common Shares that you acquire in a manner other than as described in clauses (i), (ii) or (iii) above, such as shares that you purchase on the open market or shares that you receive from the Company pursuant to an equity award granted to you, will not apply toward the satisfaction of the Purchase Obligation.

Vesting Schedule:                        Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company or any of its Affiliates, the Performance Share Units shall vest as follows:

(i)                                     25% of the Performance Share Units shall vest based on ROE performance, as set forth below, during the 2019 Performance Period (January 1, 2019 through December 31, 2019), provided that (A) you satisfy the employment vesting conditions set forth in the Performance Share Unit Award Agreement and (B) subject to clause (v) below, you have purchased and hold one-third (1/3) of the Common Shares subject to the Purchase Obligation.

(ii)                                  25% of the Performance Share Units shall vest based on ROE performance, as set forth below, during the 2020 Performance Period (January 1, 2020 through December 31, 2020), provided that (A) you satisfy the employment vesting conditions set forth in the Performance Share Unit Award Agreement and (B) subject to clause (v) below, you have purchased and hold one-third (1/3) of the Common

Shares subject to the Purchase Obligation (disregarding Common Shares used to satisfy the Purchase Obligation for Performance Share Units vesting during the 2019 Performance Period).

(iii)                               25% of the Performance Share Units shall vest based on ROE performance, as set forth below, during the 2021 Performance Period (January 1, 2021 through December 31, 2021), provided that (A) you satisfy the employment vesting conditions set forth in the Performance Share Unit Award Agreement and (B) subject to clause (v) below, you have purchased and hold one-third (1/3) of the Common Shares subject to the Purchase Obligation (disregarding Common Shares used to satisfy the Purchase Obligation for Performance Share Units vesting during the 2019 and 2020 Performance Periods).

(iv)                              25% of the Performance Share Units shall vest based on the average ROE performance during each of the 2019 Performance Period, the 2020 Performance Period and the 2021 Performance Period (the “2019-2021 Performance Period”), provided that (A) you satisfy the employment vesting conditions set forth in the Performance Share Unit Award Agreement and (B) subject to clause (v) below, you have purchased and hold 100% of the Common Shares subject to the Purchase Obligation.

(v)                                 In the case of any of the Performance Periods referred to in clauses (i) through (iv) above, if you have purchased and currently hold fewer than the number of Common Shares required to be purchased with respect to such Performance Period, then the percentage of the Performance Share Units that vest with respect to such Performance Period shall be reduced by multiplying (A) the number of Performance Share Units that would have vested if the Purchase Obligation had been satisfied in full for such Performance Period by (B) a ratio, the numerator of which is the number of Common Shares purchased and held with respect to such Performance Period and the denominator of which is the number of Common Shares required to have been purchased and held with respect to such Performance Period; provided, however, that if your employment is terminated prior to March 31st of any of the 2019, 2020 or 2021 12-month Performance Periods due to a termination by the Company without Cause (including due to your Disability), by you for Good Reason or your death, then you shall be deemed to have satisfied the Purchase Obligation relating to such Performance Period.

3.                                      Performance Conditions

Subject to the terms of the Agreement and the Plan, the Performance Share Units shall vest in installments based on the Company’s ROE, as defined below, as of the last day of each of the above Performance Periods (each a “Vesting Date”). The levels of ROE performance at which the Performance Share Units will vest are set forth below:

	ROE Performance Schedule
	ROE	Payout as % of Target
Maximum	13.5%	150%
Target	9%	100%
Threshold	4.5%	0%

“ROE” is calculated based on the growth in Book Value per Share plus the cumulative amount of dividends per share.

“Book Value per Share” shall mean (1) the book value of the Company determined based on U.S. generally accepted accounting principles (“GAAP”) on a consolidated basis, as set forth in the Company’s annual GAAP consolidated financial statements, determined on a calendar year basis, divided by (2) the fully diluted number of Common Shares, as determined by the Committee in good faith

Adjustments

To the extent deemed necessary by the Committee to preserve the intended incentives hereunder, the Committee may adjust the calculation of ROE or Book Value per Share to include or exclude one or more of following components: foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, noncash items, unusual and/or infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

4.                                      Performance Between Specified Levels

The vesting percentage shall be determined using straight-line interpolation between performance levels and none of the Common Shares subject to a performance goal shall vest for performance below the threshold performance level.

Sirius International Insurance Group, Ltd.

By:
Name:	Allan Waters
Title:	Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By accepting this grant, I hereby accept the Award (including the obligations under the purchase election made above) and acknowledge and agree to be bound by the terms and conditions of this Tandem Award Notice, the Agreement, the Terms and Conditions and the Plan, including but not limited to, the restrictive covenants contemplated therein.

HOLDER

Date

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
2018 OMNIBUS INCENTIVE PLAN

COMMON SHARE PURCHASE AWARD AGREEMENT

Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), hereby grants to the individual (the “Holder”) named in the Tandem Award Notice attached hereto (the “Award Notice”), as of the grant date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (the “Plan”), the fully-vested Common Share Purchase Award (the “Award”), which provides the opportunity to purchase the Purchased Shares, as set forth in the Award Notice, subject to the restrictions, terms and conditions set forth in the Plan and this agreement (this “Agreement”).  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Award Notice.

1.                                      Award Subject to Acceptance of Agreement.  Subject to the terms herein and the irrevocable election made in the Award Notice, the Holder hereby agrees to purchase the Purchased Shares, as set forth in the Award Notice. Such purchase shall be null and void and have no further effect unless full payment for the Purchased Shares has been delivered to the Company in accordance with the Holder’s irrevocable election provided in the Award Notice. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company, as provided under the Award Notice.  As soon as practicable after the Holder has executed such documents and returned them to the Company and as the Holder pays for the Purchased Shares, the Company shall cause to be issued in the Holder’s name the number of Common Shares purchased and paid for under the Award. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 5.  Prior to the issuance to the Holder of Common Shares subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such Common Shares, and will have the status of a general unsecured creditor of the Company.

2.                                      Rights as a Shareholder.  Except as set forth under this Agreement, the Holder shall have all rights as a holder of Common Shares following the issuance of the Purchased Shares to the Holder, including, without limitation, the right to receive dividends and other distributions thereon and any voting rights.

3.                                      Vesting.  Once the Purchased Shares are issued in the Holder’s name, the Holder shall be 100% vested in all such Purchased Shares.

4.                                      Termination of Employment.  If the Holder’s employment with the Company terminates for any reason, the Holder shall retain any Purchased Shares previously purchased, but shall not be entitled to purchase any additional Purchased Shares under the Award.

5.                                      Transfer Restrictions and Investment Representation.

5.1.                            Nontransferability of Award.  The Award shall not be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, the Award may be exercised or settled during the Holder’s lifetime only by the Holder or the Holder’s legal representative or similar person. Except as permitted by the second preceding sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, such Award and all rights hereunder shall immediately become null and void. Notwithstanding the foregoing, with respect to any Purchased Shares issued or delivered to the Participant, the transferability terms of the award under Section A.2 of the Award Notice shall govern.

5.2.                  Investment Representation.  The Holder hereby covenants that (a) any sale of any Common Share acquired pursuant to this Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6.                                      Additional Terms and Conditions of Award.

6.1.                            Withholding Taxes.  Subject to Section 5.5 of the Plan, as a condition precedent to the issuance or delivery of the Common Shares, either (i) the Holder shall, upon request by the Company, pay to the Company such amount as the Company (or an Affiliate) may be required, under all applicable federal, state, local, foreign or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award or (ii) the Company (or an Affiliate) may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company (or an affiliate) to the Holder, which may include the withholding of whole Common Shares, which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case in accordance with such terms, conditions and procedures that may be prescribed by the Company.  A determination by the Company to satisfy the Required Tax Payments by withholding Common Shares shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

6.2.                            Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the Common Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Common Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.                            Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment of any person at any time.

6.4.                            Decisions of Board or Committee.  The Board or the Committee shall have the right to resolve all questions, which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5.                            Successors.   This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise and the Company shall require any such acquirer successor to assume this Agreement and the obligations and liabilities contemplated hereunder.  Holder’s rights, benefits and obligations under this Agreement are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.

6.6.                            Notices.  Notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid (or in a foreign country such similar method), addressed as follows:

If to the Company:                                                                                      Sirius International Insurance Group, Ltd.

14 Wesley Street, 5th Floor

Hamilton HM11 Bermuda

Attention:  Group General Counsel

If to the Holder:                                                                                                     At the most recent address

on file with the Company

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

6.7.                            Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the Code or the laws of the United States and/or Bermuda, shall be governed by the laws of New York and construed in accordance therewith without giving effect to principles of conflicts of laws

6.8.                            Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Holder hereby acknowledges receipt of a copy of the Plan.

6.9.                            Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder. Notwithstanding the foregoing, to the extent the Participant was subject to restrictive covenants prior to the execution of this Agreement, such restrictive covenants shall continue to remain in full force and effect with respect to any conduct or actions prior to the execution of this Agreement.

6.10.                     Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

6.11.                     Amendment and Waiver.  The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.12.                     Compliance with Section 409A of the Code.  This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly.  To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable Common Shares shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such Common Shares shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.

6.13.                     Unfunded Status of Awards; No Trust of Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such Affiliate.

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
2018 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Sirius International Insurance Group, Ltd., a Bermuda exempted company (the “Company”), hereby grants to the individual (the “Holder”) named in the Tandem Award Notice attached hereto (the “Award Notice”) as of the grant date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (the “Plan”), a Performance Share Unit Award (the “Award”) with respect to the number of Common Shares set forth in the Award Notice, subject to the restrictions, terms and conditions set forth in the Plan and this agreement (this “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Award Notice or the Plan.

1.                                      Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2.                                      Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to any Common Shares that are granted by this Award unless and until the Common Shares become vested pursuant to Section 3 and the Holder becomes the shareholder of record with respect to such Common Shares. As of each date on which the Company pays a cash dividend to record owners of Common Shares (a “Dividend Date”), the number of Common Shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per Common Share by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a Common Share on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.

3.                                      Restriction Period and Vesting.

3.1.                            Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the Award shall vest pursuant to the terms of this Agreement, the Plan and the Award Notice, including the achievement of the performance goals and purchase requirements set forth in the Award Notice during each applicable Performance Period (the “Performance Goals”), provided that that the Holder remains in continuous employment with the Company through the end of each applicable Performance Period. Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the settlement of the Award. Except as provided under Section 3.2, any portion of the Award that does not vest in accordance with the Performance Goals with respect to any completed Performance Period shall be forfeited.  Notwithstanding the foregoing, the Award shall be forfeited in its entirety if the Holder breaches any Restrictive Covenant Agreement then in effect prior to the date on which the Award is settled.

3.2.                            Termination of Employment.

(a)                                 Termination Without Cause, for Good Reason or Due to Death or Disability. Except as provided under Section 3.3, if, the Holder’s employment with the Company is terminated prior to the end of a Performance Period (i) by the Company without Cause (including due to Holder’s Disability), (ii) by the Holder for Good Reason or (iii) due to the Holder’s death, then the Holder shall be entitled to a prorated portion of the Award that would have vested if the Holder’s employment had continued through the end of the Performance Period (after taking into account any portion of the Award forfeited due to a failure to satisfy the Purchase Obligation).  Such prorated Award shall be equal to the number of shares earned (and not forfeited due to failure to satisfy the Purchase Obligation) at the end of the applicable Performance Period based on the actual performance during the Performance Period, multiplied by a fraction, the numerator of which shall be the number of full months in the Performance Period during which the Holder was employed by the Company and the denominator of which shall be 12; provided that with respect to the portion of the Award vesting over the 2019-2021 Performance Period, the Award shall be prorated only if the termination of employment occurs on or after January 1, 2021 and shall be determined by multiplying such portion of the Award by a fraction, the numerator of which shall be the number of full months in the 2019-2021 Performance Period during which the Holder was employed by the Company and the denominator of which shall be 36. Any remaining portion of the Award, including any Performance Share Units that would have vested during a future Performance Period, shall be forfeited by the Holder and cancelled by the Company.

(b)                                 Termination for Cause or Voluntary Resignation. If the Holder’s employment with the Company is terminated prior to the end of a Performance Period (i) by the Company for Cause or (ii) by the Holder for any reason other than Good Reason, then the unvested portion of the Award shall be immediately forfeited by the Holder and cancelled by the Company.  Additionally, if the Holder is terminated for Cause, then all vested and unvested Performance Share Units, to the extent not previously issued or settled, will be immediately forfeited.

3.3.                            Change in Control. Upon a Change in Control, the Committee, as constituted prior to the Change in Control, may treat this award in any manner authorized by the Plan, subject to the following:

(a)                                 Settlement of Award Not Properly Substituted or Assumed. In the event of a Change in Control pursuant to which the Award is outstanding and not effectively substituted, assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee (as constituted prior to such Change in Control), with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), the Award shall vest as of the date of the Change in Control and the Performance Goals shall be deemed to have been satisfied as follows: (i) if a 12-month Performance Period has been completed or is more than 50% complete, then the Performance Goals for such Performance Period shall be determined based on the achievement of actual performance results (with the Committee (as constituted prior to such Change in Control) determining actual performance based on the projected level of performance through the end of the Performance Period, including any applicable annualization); (ii) if a 12-month Performance Period has not commenced or is not more than 50% complete, then the Performance Goals for such Performance Period shall be deemed to have been achieved at the target level of performance and (iii) for purposes of the 2019-2021 Performance Period, the Performance Goals shall be determined by averaging the Performance Goals achieved or deemed to have been achieved for each 12-month Performance Period in accordance with clauses (i) and (ii), above.  Any portion of the Award subject to this Section 3.3(a) shall be settled in cash within 60 days following the Change in Control, provided that if the Change in Control is not a “change in control event,” within the meaning of Section 409A of the Code, then the Award shall be fully vested as of the date of the Change in Control, but the Award shall be settled in accordance with Section 4.

(b)                                 Settlement of Award Properly Substituted or Assumed. In the event of a Change in Control pursuant to which the Award is outstanding and is effectively substituted, assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee (as constituted prior to such Change in Control), with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), then any such substituted or continued Award shall provide that if the Company terminates the Holder’s employment without Cause (including due to Disability), the Holder resigns for Good Reason or the Holder’s employment terminates due to death, in any case, within 24 months following such Change in Control and the Holder executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 45 days after the date of such termination, the Performance Goals shall be deemed to have been satisfied as follows: (i) if a 12-month Performance Period has been completed or is more than 50% complete, then the Performance Goals for such Performance Period shall be determined based on the achievement of actual performance results (with the Committee determining actual performance based on the projected level of performance through the end of the Performance Period, including any applicable annualization); (ii) if a 12-month Performance Period has not commenced or is not more than 50% complete, then the Performance Goals for such Performance Period shall be deemed to have been achieved at the target level of performance and (iii) for purposes of the 2019-2021 Performance Period, the Performance Goals shall be determined by averaging the Performance Goals achieved or deemed to have been achieved for each 12-month Performance Period in accordance with clauses (i) and (ii), above. Any portion of the Award subject to this Section 3.3(b) shall be settled in cash within 60 days following the termination of employment, provided that if the Change in Control is not a “change in control event,” within the meaning of Section 409A of the Code, then the Award shall be fully vested as of the date of the Change in Control, but the Award shall be settled in accordance with Section 4. If, following a Change in Control, the Holder experiences a termination of employment other than as set forth in this Section 3.3(c), the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.4.                            Definitions.

(a)                                 Cause. For purposes of this Award, “Cause” shall have the meaning set forth in any then applicable employment or other similar written agreement (including such similar term or concept, as determined by the Committee) between the Holder and the Company or an Affiliate. If there is no such written agreement or if such agreement does not define Cause, then Cause shall mean (i) a material and continued failure of the Holder to perform the Holder’s duties, other than due to death or Disability, which failure has continued for more than 30 days following written notice of such nonperformance from the Company; (ii) conviction of or pleading guilty or no contest to an act of fraud, embezzlement, or misappropriation of assets or property (tangible or intangible) of the Company or any Affiliate thereof; (iii) a material breach of the Restrictive Covenant Agreement; (iv) commission of a felony, including a plea of guilty or nolo contendere, or an indictment or written admission thereof; (v) gross negligence or willful misconduct in the performance by the Holder of his duties that is reasonably likely to have an adverse effect on the business or reputation of the Company or its Affiliates; or (vi) the Holder’s material violation of the material written policies of the Company (e.g., sexual harassment, data protection policy, etc.). For the avoidance of doubt, the definition of Cause as well as the consequences of termination for Cause as set out in the Plan, the Agreement and the Award Notice shall apply regardless of whether such termination of employment may be justified under any applicable employment protection legislation, and regardless of whether such termination may be challenged by the Holder, and regardless of whether such termination is invalidated by verdict or a court order.

(b)                                 Disability. For purposes of this Award, “Disability” shall mean, with respect to any U.S. Holder, such Holder becoming disabled under one of the Company’s long-term disability plans or becoming eligible for benefits from the Social Security Administration. For all non-U.S. Holders, Disability shall mean the Holder is incapacitated for a period of at least 180 days by accident, sickness or other circumstance that renders such Holder mentally or physically incapable of performing the material duties and services required of the Holder in the Holder’s position with the Company on a full-time basis during such period.

(c)                                  Good Reason.  For purposes of this Award, “Good Reason” shall have the meaning set forth in any then applicable employment or other similar written agreement (including such similar term or concept, as determined by the Committee) between the Holder and the Company or an Affiliate. If there is no such written agreement or if such agreement does not define “Good Reason,” then “Good Reason” shall mean the Holder has complied with the Good Reason Process (as defined below) following the occurrence of any of the following conditions (without the Holder’s written consent or waiver): (i) a material diminution in the Holder’s responsibilities, authority or duties, unless such diminution is in connection with a Cause event; (ii) a diminution in the Holder’s annual base salary or target annual bonus opportunity; (iii) during the 24-month period following a Change in Control, a material diminution in the regular target annual long term incentive opportunity or the annual target long-term incentive award subsequently granted to the Holder in an amount less than the regular target opportunity, but in all cases disregarding the equity awards granted in connection with the Company’s going-public transaction in 2018 and other special cash or equity awards; (iv) a material change in the geographic location at which the Holder provides services to the Company; or (v) a material breach of any employment or other material agreement between the Company or one of its Affiliates and the Holder. For purposes of this Award, “Good Reason Process” shall mean that (i) the Holder reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Holder notifies the Company in writing of the occurrence of the Good Reason condition within 60 days of the Holder having actual or constructive knowledge of the occurrence of such condition; (iii) the Holder cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Holder terminates Holder’s Employment at least 10 days, but no more than 60 days, after the end of the Cure Period. For the avoidance of doubt, if the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(d)                                 Restrictive Covenant Agreement. For purposes of this Agreement, “Restrictive Covenant Agreement” shall mean any restrictive covenant agreement that the Holder executes or previously executed as a condition to the receipt of this Award.

4.                                      Issuance or Delivery of Shares.  Except as otherwise provided for herein, the Company shall issue any shares that have become vested pursuant to this Award no earlier than January 1, 2022 but in no event later than March 15, 2022. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 7.  Prior to the issuance to the Holder of Common Shares subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such Common Shares, and will have the status of a general unsecured creditor of the Company.

5.                                      Clawback of Proceeds.

5.1.                            Clawback of Proceeds. This award is subject to the clawback provisions in Section 5.14 of the Plan.

5.2.                            Right of Setoff. The Holder agrees that by accepting the Award the Holder authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 5 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the vesting or settlement of the Award or any share-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

6.                                      Transfer Restrictions and Investment Representation.

6.1.                            Nontransferability of Award. The Award shall not be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, the Award may be exercised or settled during the Holder’s lifetime only by the Holder or the Holder’s legal representative or similar person. Except as permitted by the second preceding sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, such Award and all rights hereunder shall immediately become null and void. All transfer restrictions provided for in this Section 6.1, shall lapse when the Common Shares are issued or delivered to the Holder.

6.2.                            Investment Representation. The Holder hereby covenants that (a) any sale of any Common Share acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

7.                                      Additional Terms and Conditions of Award.

7.1.                            Survival of Other Severance Benefits and Non-Duplication.  The severance benefits provided under Section 3.3 (the “Severance Benefits”) are not meant to replace or supersede any similar severance benefits provided under the Sirius Group Severance and Change in Control Plan or any employment agreement, arrangement or award agreement or any other similar contractual arrangement (“Other Severance Benefits”) and the Severance Benefits provided under this Agreement are not intended to result in any duplicative benefits to the Holder and this Agreement shall be administered accordingly.  For the avoidance of doubt, this Section 7.1 is not meant to impinge or interfere with the Company’s ability to require the Holder to follow or adhere to any steps or requirements under this Agreement or Other Severance Benefits to obtain severance benefits contemplated thereunder (e.g., executing any releases, complying with any restrictive covenants, etc.).

7.2.                            Withholding Taxes. Subject to Section 5.5 of the Plan, as a condition precedent to the issuance or delivery of the Common Shares, either (i) the Holder shall, upon request by the Company, pay to the Company such amount as the Company (or an Affiliate) may be required, under all applicable federal, state, local, foreign or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award or (ii) the Company (or an Affiliate) may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company (or an affiliate) to the Holder, which may include the withholding of whole Common Shares, which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case in accordance with such terms, conditions and procedures that may be prescribed by the Company.  A determination by the Company to satisfy the Required Tax Payments by withholding Common Shares shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

7.3.                            Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Common Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Common Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4.                            Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment of any person at any time.

7.5.                            No Mitigation. In no event shall Holder be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Holder under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Holder obtains other employment.

7.6.                            Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions, which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

7.7.                            Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise and the Company shall require any such acquirer successor to assume this Agreement and the obligations and liabilities contemplated hereunder.  Holder’s rights, benefits and obligations under this Agreement are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.

7.8.                            Notices. All notices, requests or other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:                                                                                                              Sirius International Insurance Group, Ltd.

14 Wesley Street, 5th Floor

Hamilton HM11 Bermuda

Attention: Group General Counsel

If to the Holder:                                                                                                                             At the most recent address

on file with the Company

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7.9.                            Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the Code or the laws of the United States and/or Bermuda, shall be governed by the laws of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.10.                     Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

7.11.                     Entire Agreement. Subject to Section 7.1, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in its entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder. Notwithstanding the foregoing, to the extent the Holder was subject to restrictive covenants prior to the execution of this Agreement, such restrictive covenants shall continue to remain in full force and effect with respect to any conduct or actions prior to the execution of this Agreement.

7.12.                     Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

7.13.                     Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.14.                     Compliance with Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly.  To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable Common Shares shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such Common Shares shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.

7.15.                     Survival. The provisions of this Agreement related to the Restrictive Covenant Agreement shall survive and remain binding and enforceable, notwithstanding the expiration or termination of this Plan, the termination of a Holder’s employment for any reason or any settlement of the financial rights and obligations arising from such Holder’s participation hereunder, to the extent necessary to preserve the intended benefits of such provisions.

7.16.                     Unfunded Status of Awards; No Trust of Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such Affiliate.